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                                     EXHIBIT 23.2

                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 1, 1996, with respect to the financial statements of the Custom Manufacturing Services Business of Texas Instruments Incorporated incorporated by reference in this Registration Statement (Form S-4) of Solectron Corporation for the registration of $150,000,000 of its 7 3/8% Senior Notes due 2006, Series B.

Dallas, Texas
May 24, 1996

                                  /s/ Ernst & Young LLP
                                  -----------------------------
                                  Ernst & Young LLP